Portman
Limited

ACN 007 871 892
ABN 22 007 871 892

Level 11
31 May 2007	The Quadrant
1 William Street
Perth, 6000
Western Australia
Via ASX Online	GPO Box W2017
(2 pages in total)	Perth, 6001
	Tel:	61 8 9426 3333
	Fax:	61 8 9426 3344

The Announcements Officer
Australian Stock Exchange
(Sydney) Limited
Level 10, 20 Bond Street
SYDNEY NSW 2000

Dear Sir,

OUTCOME OF AGM RESOLUTIONS

Please be advised that four Ordinary Resolutions put to shareholders at the Annual General Meeting (“AGM”) today were carried without amendment on a show of hands.

The valid proxy votes received no later than 10.00am on Tuesday, 29 May 2007 in respect of each resolution put to the meeting are detailed below:-

Resolution 1

To adopt the Remuneration Report for the year ended 31 December 2006. The vote on this resolution is advisory only.

Proxy Votes

i)	For	145,845,508
ii)	Against	4,154,589
iii)	Abstain	8,762,800
iv)	Chairman’s Discretion (for)	7,784
v)	Proxy’s Discretion	900

Resolution 2

To re-elect as a director Mr Joseph Carrabba, who, having been appointed as a director by the Board since the last annual general meeting, retires in accordance with the Company’s constitution and, being eligible, offers himself for re-election.

Proxy Votes

i)	For	150,131,430
ii)	Against	27,000
iii)	Abstain	8,762,800
iv)	Chairman’s Discretion (for)	7,784
v)	Proxy’s Discretion	900

Resolution 3

To re-elect as a director Ms Mary Lauren Brlas (known as Ms Laurie Brlas), who, having been appointed as a director by the Board since the last annual general meeting, retires in accordance with the Company’s constitution and, being eligible, offers herself for re-election

Proxy Votes

i)	For	148,364,119
ii)	Against	1,794,311
iii)	Abstain	8,762,800
iv)	Chairman’s Discretion (for)	7,784
v)	Proxy’s Discretion	900

Resolution 4

To re-elect as a director Mr David H Gunning who retires by rotation in accordance with the Company’s constitution and, being eligible, offers himself for re-election

Proxy Votes

i)	For	149,827,330
ii)	Against	331,100
iii)	Abstain	8,762,800
iv)	Chairman’s Discretion (for)	7,784
v)	Proxy’s Discretion	900

Details of all resolutions referred to above are set out in the Notice of AGM which was sent to the ASX in April 2007.

Yours faithfully

C M Rainsford
Company Secretary